World Funds Trust 485BPOS

 Exhibit 99.(e)(8)

6th Amendment to the

Distribution Agreement

THIS AMENDMENT dated March 15, 2024, to the novated DISTRIBUTION AGREEMENT (“Agreement”) dated September 30, 2021, is by and between FORESIDE FUND SERVICES, LLC (the “Distributor”) and WORLD FUNDS TRUST (“Fund Company”), on behalf of the Funds listed in Exhibit A.

RECITALS

WHEREAS, the parties have previously entered into the Agreement; and

WHEREAS, Section 18 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

WHEREAS, the parties desire to remove twelve funds of the Trust to the Agreement;

NOW, THEREFORE, the parties agree as follows:

1.            Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to remove twelve T-Rex ETFs.

2.            Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

3.            This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be executed as of the date and year first written above.

FORESIDE FUND SERVICES, LLC		WORLD FUNDS TRUST

By:		By
	Teresa Cowan, President		David Bogaert, President

DISTRIBUTION AGREEMENT

EXHIBIT A

Fund Names

Philotimo Focused Growth and Income Fund

Applied Finance Dividend Fund

Applied Finance Explorer Fund

Applied Finance Select Fund

Clifford Capital Partners Fund

Clifford Capital Focused Small Cap Value Fund

Clifford Capital International Value Fund

Vest US Large Cap 10% Buffer Strategies Fund

Vest US Large Cap 20% Buffer Strategies Fund

Vest S&P 500® Dividend Aristocrats Target Income Fund

Vest Bitcoin Managed Volatility Fund

Vest US Large Cap 10% Buffer Strategies VI Fund

Vest US Large Cap 20% Buffer Strategies VI Fund

OTG Latin American Fund

Perkins Discovery Fund

LDR Value Opportunity Real Estate Fund

Rule One Fund

Curasset Capital Management Core Bond Fund

Curasset Capital Management Limited Term Bond Fund

Union Street Partners Value Fund